SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the registrant    |X|
Filed by a Party other than the Registrant   |_|

Check the appropriate box:
   |X|  Preliminary Proxy Statement              |_|  Confidential, For Use
   |_|  Definitive Proxy Statement                    of the Commission Only
   |_|  Definitive Additional Materials               (as permitted by Rule
   |_|  Soliciting Material Pursuant to               14a-6(e)(2))
        Rule 14a-11(c) or Rule 14a-12

                                  Xtrana, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   |_|  No Fee Required

   |X|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

          (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
          (2)  Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------
          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
          (4)  Proposed maximum aggregate value of transaction:
               $4,000,000
--------------------------------------------------------------------------------
          (5)  Total fee paid:
               $800
--------------------------------------------------------------------------------
   |_|  Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------
   |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          (1)  Amount previously paid:

--------------------------------------------------------------------------------
          (2)  Form, Schedule or Registration Statement no.:

--------------------------------------------------------------------------------
          (3)  Filing party:

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          (4)  Date filed:

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


                                  XTRANA, INC.
                          590 BURBANK STREET, SUITE 205
                           BROOMFIELD, COLORADO 80020
                                 (303) 466-4424


                                                              February [ ], 2004
Dear Stockholders:

I am pleased to invite you to attend Xtrana, Inc.'s Special Meeting of Stockholders to be held March 24, 2004 at 10:00 a.m. Mountain standard time at the Omni Interlocken Resort, 500 Interlocken Blvd., Broomfield, Colorado, 80021. The formal Notice of Special Meeting of Stockholders and Proxy Statement are attached.

The matters to be acted upon by the Stockholders are set forth in the Notice of Special Meeting of Stockholders. At the Special Meeting, you will be asked to consider and vote on a proposal to approve the sale of all of our intellectual property, including all patents and know-how, to the Applied Biosystems Group of Applera Corporation. The enclosed document gives you detailed information concerning the proposed transaction and about Applera Corporation. I encourage you to read it carefully.

In late 2002, our Board of Directors made a determination that we did not possess sufficient financial resources to complete the commercialization of our intellectual property. At that time we engaged the services of a financial advisor to assist us in raising additional capital. The scope of that engagement was subsequently expanded to include potential merger or sale transactions as a result of the low level of interest in the marketplace to a financing transaction. After an extensive review of alternatives available to the company, including raising additional capital, licensing, co-development partnerships, mergers, and the sale of part or all of the company's assets, the Board of Directors concluded that the sale of our intellectual property to Applera provided the best economic benefit to Xtrana and its stockholders.

AFTER CAREFUL CONSIDERATION, THE BOARD OF DIRECTORS UNANIMOUSLY APPROVED THE SALE OF OUR INTELLECTUAL PROPERTY TO APPLERA AND CONCLUDED IT IS IN THE BEST INTERESTS OF XTRANA AND ITS STOCKHOLDERS TO PROCEED WITH THE TRANSACTION.

I enthusiastically support this transaction and join with the Board of Directors in recommending that you vote in favor of the transaction. It is important that your shares be voted whether or not you plan to be present at the Special Meeting. Please complete, sign, date and return the enclosed form of proxy promptly.

                          YOUR VOTE IS VERY IMPORTANT!

Sincerely,

Xtrana, Inc.


-----------------------
Timothy Dahltorp
Chief Executive Officer

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                                 OF XTRANA, INC.
                            TO BE HELD MARCH 24, 2004
                               ------------------

TO THE STOCKHOLDERS
OF XTRANA, INC.:

         Notice is hereby given that a Special Meeting (the "Special Meeting") of stockholders of Xtrana, Inc. will be held at the Omni Interlocken Resort, 500 Interlocken Blvd., Broomfield, Colorado, 80021, on March 24, 2004 at 10:00 a.m. Mountain standard time, for the following purpose:

         1. To consider and vote on a proposal to approve the sale of our intellectual property to the Applied Biosystems Group of Applera Corporation pursuant to the Assignment Agreement, entered into on January 26, 2004, by and between Applera Corporation and Xtrana, Inc.; and

         2.       To transact  such other  business as may properly  come before
                  the  Special  Meeting  or  any   postponement  or  adjournment
                  thereof.

         The Board of Directors has fixed the close of business on February 10, 2004 as the record date for determination of the stockholders entitled to notice of and to vote at the Special Meeting or any adjournment thereof. Approval of the matters to be voted upon in connection with proposal number 1, above, requires the affirmative vote of a majority of the outstanding shares of common stock as of the record date.

         IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. YOU ARE INVITED TO ATTEND THE MEETING IN PERSON, BUT WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. IF YOU DO ATTEND THE MEETING, YOU MAY, IF YOU PREFER, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

         The accompanying Proxy Statement and the Appendices thereto (including the Assignment Agreement attached as Appendix "A" thereto) form a part of this notice.

                                              By Order of the Board of Directors


                                              ----------------------------------
                                              Timothy Dahltorp
                                              Chief Executive Officer

590 Burbank Street, Suite 205
Broomfield, Colorado 80020
(303) 466-4424

Dated:  February [  ], 2004

         PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. IF YOU LATER DECIDE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT.

--------------------------------------------------------------------------------
                                 XTRANA, INC.
                         590 Burbank Street, Suite 205
                          Broomfield, Colorado 80020
                                (303) 466-4424
--------------------------------------------------------------------------------


                                 PROXY STATEMENT

                         SPECIAL MEETING OF STOCKHOLDERS

         This Proxy Statement is being furnished to you as a holder of outstanding shares common stock, par value $0.01 per share, of Xtrana, Inc. ("Xtrana," the "Company," "we" or "us") in connection with the solicitation of proxies by our Board of Directors, for use at a Special Meeting of Stockholders (the "Special Meeting") to be held at the Omni Interlocken Resort, 500 Interlocken Blvd., Broomfield, Colorado, 80021, on March 24, 2004 at 10:00 a.m. Mountain standard time. Accompanying this Proxy Statement is the Board of Directors' Proxy for the Special Meeting, which you may use to indicate your vote as to the proposal described in this Proxy Statement.

         All Proxies which are properly completed, signed and returned to us prior to the Special Meeting, and which have not been revoked, will be voted in favor of the proposal described in this Proxy Statement unless otherwise directed. You may revoke a Proxy given to us at any time before it is voted either by filing with our Secretary, at our executive offices, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Special Meeting and expressing a desire to vote your shares in person.

         The close of business on February 10, 2004, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting or any adjournments of the Special Meeting. As of the record date, we had outstanding 16,533,269 shares of common stock, par value $0.01 per share, our only outstanding voting securities. A stockholder is entitled to cast one vote for each share held on the record date on all matters to be considered at the Special Meeting.

         Our principal executive offices are located at 590 Burbank Street, Suite 205, Broomfield, Colorado 80020. This Proxy Statement and the accompanying Proxy are expected to be mailed to our stockholders on or about February 17, 2004.

         At the Special Meeting, the stockholders will consider and vote upon the proposal to (1) approve the sale of the our intellectual property to the Applied Biosystems Group of Applera Corporation ("Applera") pursuant to the Assignment Agreement, entered into on January 26, 2004, by and between Applera and us (this agreement is referred to in this Proxy Statement as the "Assignment Agreement" and this transaction is referred to as the "Sale of Assets"), and (2) such other proposals as may properly come before the Special Meeting or any adjournment thereof.

         Additional information about the Sale of Assets and the parties to the Assignment Agreement is contained in this Proxy Statement, which should be reviewed carefully.

         THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE SALE OF ASSETS AND RECOMMENDS A VOTE "FOR" APPROVAL OF THE SALE OF ASSETS PURSUANT TO THE ASSIGNMENT AGREEMENT.

         YOU MAY RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. XTRANA HAS NOT AUTHORIZED ANYONE TO PROVIDE INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROXY STATEMENT. NEITHER THE DELIVERY OF THIS PROXY STATEMENT NOR THE CONSUMMATION OF THE SALE OF ASSETS BY XTRANA TO APPLERA MEANS THAT INFORMATION CONTAINED IN THIS PROXY STATEMENT IS CORRECT AFTER THE DATE OF THIS PROXY STATEMENT.

                                TABLE OF CONTENTS

SUMMARY........................................................................2

THE SPECIAL MEETING OF STOCKHOLDERS............................................5

PROPOSAL NO. 1: THE SALE OF ASSETS.............................................8

BENEFICIAL OWNERSHIP OF COMMON STOCK..........................................15

PROPOSALS OF STOCKHOLDERS.....................................................16

OTHER MATTERS.................................................................16


APPENDIX A: ASSIGNMENT AGREEMENT.............................................A-1



                                     SUMMARY

         YOU SHOULD READ THE FOLLOWING SUMMARY TOGETHER WITH THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS AND THE NOTES TO THOSE STATEMENTS APPEARING ELSEWHERE IN THIS PROXY STATEMENT OR DELIVERED WITH THIS PROXY STATEMENT.

THE COMPANIES
-------------
XTRANA, INC.:                We were  incorporated  in Delaware in 1987. We were
                             formerly known as Biopool  International,  Inc. and
                             began  operating  under the name  Xtrana  effective
                             with our merger with  Xtrana,  Inc. in August 2000.
                             In July 2001,  we formally  changed  our  corporate
                             name to Xtrana,  Inc. We develop nucleic acid-based
                             tests  for  use in  drug  discovery,  detection  of
                             environmental and food contaminants,  forensics and
                             identity   testing,   human  and  animal  diseases,
                             genetic   predisposition  to  disease,   and  other
                             applications. Our corporate office is located at 590 Burbank Street, Suite 205, Broomfield, Colorado
                             80020, and our telephone number is (303) 466-4424.

APPLERA CORPORATION:         Applera Corporation consists of two business groups
                             - the  Applied  Biosystems  group  and  the  Celera
                             Genomics group. Celera Diagnostics is a joint venture between the Applied Biosystems group and the Celera Genomics group.

                             The Applied Biosystems Group (NYSE: ABI) serves the life science industry and research community by developing and marketing instrument-based systems, consumables, software, and services. Customers use these tools to analyze nucleic acids (DNA and RNA), small molecules, and proteins to make scientific discoveries, develop new pharmaceuticals, and conduct standardized testing.

                             The Celera Genomics Group (NYSE: CRA) is engaged principally in integrating advanced technologies to discover and develop new therapeutics. The Celera Genomics group intends to leverage its proteomic, bioinformatic, and genomic capabilities to identify and validate drug targets, and to discover and develop new therapeutics. Its Celera Discovery System(TM) ("CDS") online platform, marketed exclusively through the Applied Biosystems group's Knowledge Business, is an integrated source of information based on the human genome and other biological and medical sources.

                             Celera Diagnostics was established in fiscal 2001 as a 50/50 joint venture between the Applied Biosystems group and the Celera Genomics group. Celera Diagnostics is focused on the discovery, development, and commercialization of novel diagnostic products.

THE ASSIGNMENT AGREEMENT
------------------------
THE EFFECT OF THE SALE OF    On January 26, 2004, we entered into the Assignment
ASSETS:                      Agreement   with   Applera   through   its  Applied
                             Biosystems   Group.   Pursuant  to  the  Assignment
                             Agreement,  we will sell  substantially  all of our
                             intellectual  property,  including  all patents and
                             know-how,   but   excluding  our   trademarks   and
                             tradenames,   to  Applera.
                             See "THE ASSIGNMENT AGREEMENT."

SALE OF ASSETS PURCHASE      As  consideration  for the Sale of Assets,  Applera
PRICE AND TERMS OF PAYMENT:  will pay and deliver to us total cash consideration of $4,000,000 in the following manner:

                             o        $3,600,000 in cash at closing ($100,000 of
                                      which has already been received in the form of a non-refundable deposit); and
                             o $400,000 in cash ninety (90) days after closing subject to our providing certain consulting services as provided in the Assignment Agreement.
                             See "THE ASSIGNMENT AGREEMENT - Payment."

CONDITIONS THAT MUST BE      Completion  of the Sale of  Assets  is  subject  to
SATISFIED PRIOR TO THE       various  conditions  (any of which may be waived by
CLOSING OF THE SALE OF       the party  benefited by the  condition),  including
ASSETS:                      among them:
                             o        the    truth   and    accuracy    of   the
                                      representations  and  warranties of us and
                                      of Applera;
                             o        performance  of  all  covenants  by us and
                                      Applera;
                             o        approval by our stockholders;
                             o        the absence of litigation  concerning  the
                                      Sale of Assets;
                             o        the receipt of all required regulatory and
                                      third party consents;
                             o        no   material   adverse   change   in  our
                                      intellectual property; and
                             o        the  termination by us of certain  license
                                      agreements.
                             See "THE  ASSIGNMENT  AGREEMENT - Conditions of the
                             Sale of Assets."

TERMINATION OF THE           The Assignment Agreement may be terminated, and the
ASSIGNMENT AGREEMENT:        Sale  of  Assets  abandoned,   subject  to  certain
                             exceptions:
                             o        by either us or Applera if the closing has
                                      not  occurred  within two months of filing
                                      of this  definitive  proxy  statement with
                                      the SEC, and  provided the party  electing
                                      to terminate the Assignment  Agreement has
                                      not caused the  closing to be delayed  due
                                      to  breach  of its  obligations  under the
                                      Assignment Agreement; or
                             o        automatically if the Sale of Assets is not
                                      approved  by  the   stockholders   at  the
                                      Special Meeting.
                             See "THE ASSIGNMENT AGREEMENT - Termination."

EXPENSES OF THE SALE OF      Whether  or not the Sale of Assets is  consummated,
ASSETS:                      each party bears its own costs and expenses related
                             to the Sale of Assets.

FEDERAL INCOME TAX           There are  no direct income tax consequences to our
CONSIDERATIONS:              stockholders as a result of the Sale of Assets.

REGULATORY REQUIREMENTS:     Other  than  the   compliance   with  the   general
                             corporation  law of the State of  Delaware,  we are
                             not  aware  of  any   governmental   or  regulatory
                             requirements   with   which  we  must   comply   in
                             completing the Sale of Assets.
                             See  "THE   ASSIGNMENT   AGREEMENT   -   Regulatory
                             Approvals."

THE SPECIAL MEETING OF STOCKHOLDERS
-----------------------------------

SPECIAL MEETING:             Our Special  Meeting will be held on March 24, 2004
                             at 10:00 a.m.  Mountain  standard time, at the Omni
                             Interlocken    Resort,   500   Interlocken   Blvd.,
                             Broomfield,  Colorado,  80021.  The  purpose of the
                             Special Meeting is to consider and vote on the approval of the Sale of Assets pursuant to the Assignment Agreement. Holders of record of our common stock at the close of business on February
                             10, 2004 will be entitled to notice of and to vote at the Special Meeting. Each share of our common stock is entitled to one vote for each share held of record upon each matter properly presented to the stockholders for a vote at the Special Meeting.
                             See "THE SPECIAL  MEETING OF  STOCKHOLDERS  - Votes
                             Required," "- Quorum" and "- Voting of Proxies."
                             For additional  information relating to the Special
                             Meeting, see "THE SPECIAL MEETING OF STOCKHOLDERS."

VOTE REQUIRED:               Approval  of  the  matters  to  be  voted  upon  in
                             connection   with  the  Sale  of   Assets   by  our
                             stockholders requires the affirmative vote of the holders of a majority of the outstanding shares of our capital stock entitled to vote. As a result, the failure to vote in person or by proxy on any such proposal at the Special Meeting or abstaining on the Sale of Assets proposal has the same effect as voting against the Sale of Assets proposal.
                             See "THE  SPECIAL  MEETING  OF  STOCKHOLDERS--Votes
                             Required; Quorum."

VOTING AGREEMENTS:           Applera has entered  into  voting  agreements  with
                             certain of our  stockholders  including  members of
                             management  and our  Board  of  Directors,  holding
                             approximately  15.1% of the  Company's  outstanding
                             voting   securities.   Pursuant  to  these   voting
                             agreements, such stockholders have agreed to vote all shares subject to the voting agreements in favor of the proposal to approve the Sale of Assets.

RECOMMENDATIONS OF THE       Our Board of  Directors  unanimously  approved  the
BOARD OF DIRECTORS:          Assignment    Agreement   and   the    transactions
                             contemplated thereby. The members of the Board of Directors unanimously believe that the Sale of Assets and the transactions contemplated by the Assignment Agreement are fair to, and in the best interests of, our stockholders and unanimously recommend a vote "FOR" the Sale of Assets. The conclusion of the Board of Directors with respect to the Sale of Assets was based upon a number of factors.
                             See "THE ASSIGNMENT AGREEMENT - Board of Directors'
                             Reasons for the Sale of Assets"

                       THE SPECIAL MEETING OF STOCKHOLDERS

DATE, TIME, PLACE

         This Proxy Statement is furnished in connection with the solicitation by our Board of Directors of proxies representing our common stock to be voted at the Special Meeting to be held on March 24, 2004 at 10:00 a.m. Mountain standard time, at the Omni Interlocken Resort, 500 Interlocken Blvd., Broomfield, Colorado, 80021.

MATTERS TO BE CONSIDERED

         At the Special Meeting, holders of our common stock will consider and vote upon (1) the approval of the sale of the our intellectual property (other than trademarks and tradenames) to the Applied Biosystems Group of Applera pursuant to the Assignment Agreement and (2) such other matters as may properly come before the Special Meeting.

RECORD DATE; STOCK ENTITLED TO VOTE

         The Board of Directors has fixed the close of business on February 10, 2004, as the record date for the Special Meeting. Only holders of record of shares of our common stock are entitled to notice of and to vote at the Special Meeting. As of the Record Date, there were 16,533,269 shares of our common stock outstanding and entitled to vote. Each holder of record as of the record date of common stock is entitled to cast one vote per share.

VOTES REQUIRED

         The affirmative vote of the holders of at least a majority of the total number of outstanding shares of our common stock entitled to vote at the Special Meeting is required to approve the Sale of Assets pursuant to the Assignment Agreement. Abstentions and broker non-votes will be counted toward the tabulation of votes cast on the proposal to approve the Sale of Assets and will have the same effect as negative votes. Broker non-votes occur when a broker holding customer securities in street name has not received voting instructions from the customer on certain non-routine matters and, therefore, is barred by the rules of the applicable securities exchange from exercising discretionary authority to vote those securities.

         Action by the stockholders on any other matter that properly comes before the Special Meeting will be approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action.

QUORUM

         The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, constitutes a quorum at the Special Meeting. Abstentions and broker non-votes will be included in the number of shares present at the Special Meeting for determining the presence of a quorum. If a quorum is not present or represented at the Special Meeting, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Special Meeting and any business may be transacted which might have been transacted at the Special Meeting as originally notified.

VOTING OF PROXIES

         This Proxy Statement is being furnished to our stockholders in connection with the solicitation of proxies by and on behalf of the Board of Directors for use at the Special Meeting, and is accompanied by a form of proxy.

         All shares of our common stock that are entitled to vote and are represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting, and not revoked, will be voted at the Special
Meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated, such proxies will be voted for approval of the Sale of Assets and the Assignment Agreement.

         If any other matters are properly presented at the Special Meeting for consideration, including, among other things, consideration of a motion to adjourn the Special Meeting to another time and/or place (including, without limitation, for the purposes of soliciting additional proxies or allowing additional time for the satisfaction of conditions of the Sale of Assets), the persons named in the enclosed forms of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

REVOCABILITY OF PROXIES

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (1) filing with our Secretary, at or before the taking of the vote at the Special Meeting, a written notice of revocation bearing a later date than the proxy originally filed, (2) duly executing a later dated proxy relating to the same shares and delivering it to our Secretary before the taking of the vote at the Special Meeting or (3) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent to our corporate headquarters at 590 Burbank Street, Suite 205, Broomfield, Colorado 80020, Attention: Secretary, or hand delivered to our Secretary at or before the taking of the vote at the Special Meeting.

SOLICITATION OF PROXIES

         All expenses of our solicitation of proxies, including the cost of mailing this Proxy Statement to our stockholders, will be borne by us. In addition to solicitation by use of the mails, proxies may be solicited from stockholders by our directors, officers and employees in person or by telephone or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. We may retain a proxy solicitation firm for assistance in connection with the solicitation of proxies for the Special Meeting. Arrangements will also be made with brokerage houses, custodians, nominees and fiduciaries for the forwarding of proxy solicitation materials to beneficial owners of shares held of record by such brokerage houses, custodians, nominees and fiduciaries, and we will reimburse such brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in connection therewith.

VOTING AGREEMENTS.

         Applera has entered into voting agreements with certain of our stockholders, including members of management and our Board of Directors, holding approximately 15.1% of the Company's outstanding voting securities. Pursuant to these voting agreements, such stockholders have agreed to vote all shares subject to the voting agreements in favor of the proposal to approve the Sale of Assets.

BOARD RECOMMENDATIONS

         For the reasons set forth herein, our Board of Directors has concluded that the Sale of Assets is in the best interests of Xtrana and the our stockholders and unanimously recommends that the stockholders vote "FOR" the approval of the Sale of Assets pursuant to the Assignment Agreement.

                                 PROPOSAL NO. 1:
                               THE SALE OF ASSETS

GENERAL

         Our Board of Directors has unanimously approved the Assignment Agreement and the Sale of Assets pursuant thereto. Pursuant to the Assignment Agreement, we will sell all of our intellectual property (other than trademarks and tradenames) to the Applied Biosystems Group of Applera.

         Our Board of Directors is submitting the proposal to approve the Sale of Assets the stockholders for approval at the Special Meeting in order to comply the requirements of the corporate law of the State of Delaware, our state of incorporation. The intellectual property proposed to be sold to Applera pursuant to the Assignment Agreement constitutes substantially of all our assets. The Delaware General Corporation Law generally requires us to obtain stockholder approval prior to a sale of all or substantially all of our assets. If the stockholders do not approve the Sale of Assets to Applera, we will not be able to complete the Sale of Assets. If the proposal is approved by the stockholders, the Board of Directors reserves the right to abandon the Sale of Assets.

BACKGROUND OF THE SALE OF ASSETS

         In October 2002, the Board of Directors determined it was appropriate to retain an investment banking firm to assist us in raising additional capital to fund our ongoing operations and the continued development of our technologies. The Board of Directors interviewed a number of investment banking firms, and on November 22, 2003 retained West Ridge Associates, LLC as our financial advisor. West Ridge was directed to solicit and review proposals for the issuance of our capital stock or debt instruments.

         In January 2003, the Board of Directors expanded the scope of the West Ridge engagement to include a merger or sale transaction as well as financing transactions as contemplated under the original engagement. This expansion in scope was driven by several factors, including a low level of interest in a financing of our company in the marketplace, and the existence of the Trinity Biotech litigation against us.

         Working with management, West Ridge conducted an extensive solicitation process to obtain proposals for transactions ranging from a financing to the sale of our company or our assets. The process targeted 205 prospective companies in numerous industries, including genomics, medical devices, pharmaceuticals, food and water testing, institutional investors and others. During the process, substantive discussion was had with 112 of the prospects and 7 of these prospects, including Applera, provided us with proposals.

         In late 2003, John Gerdes resigned from our Board of Directors due, in part, to his desire to submit an offer for the purchase of our intellectual property. Dr. Gerdes subsequently submitted a preliminary proposal to the Board of Directors, which the Board reviewed along with other proposals. Dr. Gerdes remains an officer of the Company.

         After review of the proposals and subsequent discussions and negotiations with the various parties, the Board of Directors determined that the Applera proposal provided the best economic benefit to the Company and our stockholders.

         On November 10, 2003, the Board of Directors authorized Timothy Dahltorp, our Chief Executive Officer and Chief Financial Officer, to enter into a letter of intent with Applera. Subsequent to the completion of it's due diligence investigation, Applera made a final offer for our intellectual property on December 4, 2003. After reviewing the offer, the Board of Directors authorized Mr. Dahltorp to negotiate a definitive assignment agreement.

         Following further negotiations and consultation with its financial advisor, the Board of Directors approved the execution of the Assignment Agreement and the Sale of Assets, subject to stockholder approval. On January 26, 2004, we entered into the Assignment Agreement with Applera.

THE ASSIGNMENT AGREEMENT

         The following brief description of the terms of the Assignment Agreement contains summaries of certain provisions of the Assignment Agreement. This summary description does not purport to be complete and is qualified in its entirety by the full text of the Assignment Agreement, which is incorporated into this Proxy Statement by reference and is attached as Appendix "A".

         SALE OF ASSETS. Pursuant to the Assignment Agreement, we agreed to sell, and Applera, through its Applied Biosystems Group, agreed to purchase, at the closing, our intellectual property, including patents and know-how, but excluding our trademarks and tradenames, which intellectual property comprises substantially all of our assets. These assets includes without limitation:

         o        U.S. patent Nos. 6,291,166;  5,955,351;  6,153,425; 5,989,813;
                  6,605,451; 6,063,568, 6,258,543 and 6,649,378; and all foreign
                  equivalents   thereof;  and  all  pending  or  allowed  patent
                  applications relating to or claiming priority from such patents; and

         o inventions, trade secrets, know-how, manufacturing processes and procedures, design history, quality assurance methods and manual, and other intellectual property, including, without limitation, any of the foregoing relating to methods or devices for nucleic acid capture, binding, hybridization, amplification, extraction, detection or gene expression.

         Applera will not assume any of our liabilities. The closing of the Sale of Assets is subject to certain conditions to closing as described elsewhere in this Proxy Statement.

         EFFECTIVE TIME. The Sale of Assets will occur on the date and at the time of the closing. It is anticipated that the effective time of the Sale of Assets will occur on or about March 24, 2004, or as soon as practicable following stockholder approval.

         THE PURCHASE PRICE. The total purchase price to be paid to us by Applera in exchange for the sale of our intellectual property will be $4,000,000. Of this amount, $100,000 has already been paid to us in the form of a non-refundable deposit, $3,500,000 will be paid at the closing and the remaining $400,000 will be paid 90 days after closing, subject to our providing certain consulting services Applera as described in the Assignment Agreement.

         REPRESENTATIONS AND WARRANTIES These provisions of the Assignment Agreement contain customary representations and warranties of both us and Applera relating to, among other things:

         o        organization and similar corporate matters;

         o        authorization,    execution,    delivery,    performance   and
                  enforceability   of  the  Assignment   Agreement  and  related
                  matters;

         o        licenses,   permits  and   authorizations   required  for  the
                  ownership of the purchased assets; and

         o required compliance, consents or approvals, and violations of any agreements or laws.

         In addition, in the Assignment Agreement we have made additional representations and warranties to Applera relating to our intellectual property and our business, including, without limitation:

         o compliance with laws, including employment and environmental laws;

         o absence of breaches or defaults under any agreements we are a party to;

         o        absence of undisclosed liabilities;

         o        taxes;

         o        absence of disputes relating to the intellectual property;

         o lack of infringement of our intellectual property on the intellectual property of others and no infringement or misappropriation of the intellectual property of others by us;

         o        title to the intellectual property;

         o        license rights relating to the intellectual property; and

         o        use of proceeds of the transaction.

         COVENANTS. We agreed to seek stockholder approval of the Sale of Assets by special meeting of stockholders. We also agreed to conduct our operations in the ordinary course of the business during the period leading up to the closing and to comply in all material respects with our obligations under the Assignment Agreement. We further agreed to terminate certain license agreements we are parties to which relate to the intellectual property to be sold to Applera. In addition, we agreed not to solicit or entertain offers from third parties for the sale of our intellectual property. We agreed to continue as a corporate entity for at least eighteen months after the closing the Sale of Assets and to maintain an adequate reserve (no less than $1 million) for the purpose of potential indemnification claims under the Assignment Agreement. We are also required to maintain an adequate reserve for the purposes of satisfying our existing and reasonably anticipated liabilities and we agreed that no distribution of such additional reserve will be made until such liabilities are satisfied in our reasonable business judgment.

         CONDITIONS OF THE SALE OF ASSETS. Our obligations and Applera's obligations to consummate the Sale of Assets are subject to certain conditions, or waiver of those conditions including, without limitation:

         o neither party shall be subject to any order, decree or injunction of a court that would delay or prevent total completion of the Sale of Assets;

         o the truth of the representations and warranties of each party contained in the Assignment Agreement;

         o we shall have terminated certain license agreements relating to the intellectual property;

         o        approval by our stockholders; and

         o there shall no material adverse change in the intellectual property.

         TERMINATION. The Assignment Agreement may be terminated, and the Sale of Assets abandoned, at any time prior to the closing:

         o by Applera if we should fail to satisfy certain closing conditions, including obtaining stockholder approval and terminating our license agreements related to the intellectual property;

         o by us if Applera should fail to satisfy certain closing conditions or if we fail to obtain stockholder approval;

         o by either us or Applera if the closing has not occurred on or prior to 60 days from the date of the filing of this definitive proxy statement, and the party electing to terminate the Assignment Agreement has not caused the closing to be delayed due to breach of its obligations thereunder; or

         o automatically if the Sale of Assets is not approved by the stockholders at the Special Meeting.

         INDEMNIFICATION. Applera agreed to indemnify and hold us harmless against any and all losses incurred by us arising from Applera's breach of its covenants, representations, warranties, other obligations under the Assignment, and any claim that its intellectual property infringes or misappropriates any intellectual property rights of a third party. We agreed to indemnify and hold Applera harmless against any and all losses incurred by Applera arising from our breach of our covenants, representations, warranties, other obligations under the Assignment, any claim that the patents being sold to Applera infringe or misappropriate any intellectual property rights of a third party, and for any losses related to our retained liabilities. In general, indemnification claims under the Assignment Agreement must be brought with 18 months from the closing date. However, there is no limitation on the timeframe in which Applera may seek indemnification from us for claims relating to our breach of certain representations and warranties specified in the Assignment Agreement or losses relating to our retained liabilities. No indemnification claim may be brought by either party unless its aggregate losses exceed $50,000. Neither party will liable for any indemnification claims in excess of $1 million, except that this liability limit will not apply to claims by Applera relating to our breach of certain representations and warranties specified in the Assignment Agreement or to losses relating to our retained liabilities.

         EXPENSES. We and Applera will each pay all of our own costs and expenses incurred in connection with the transactions contemplated hereby including, without limitation, all fees and expenses of attorneys, accountants and financial advisors.

BOARD OF DIRECTORS' REASONS FOR THE SALE OF ASSETS

         Since the acquisition of the nucleic acid technologies in August of 2000, we have worked to continue the development of these technologies with the ultimate goal of moving them into commercial products.

         The first of these products were the Xtra Amp nucleic acid extraction kits. These reagent kits were marketed primarily to the research laboratory marketplace through a distributor network. The market for nucleic acid extraction kits is a fairly mature market, and is dominated by a few large firms. The majority of the customers in this market operate under tightly regulated quality systems, which require them to go through a rigorous validation of all new products. This validation process can be quite time consuming and costly. Even though customers that evaluated the Xtra Amp product liked its ease of use, it was not enough to convince them to make the investment in the validation process and change over to Xtra Amp from the products they were current using. As a result, our sales of these products did not meet expectations.

         The primary product that we were focused on developing was our SCIP diagnostic platform. This device would reduce DNA testing to a simple to use, sample-in result-out device that could be used outside of a traditional laboratory. Although our SCIP product and our technologies had been funded primarily through government research grants, we needed additional funding to complete development and move into the commercial market. As our cash flow received from the Xtra Amp products was much lower than anticipated, the Board of Directors made the decision to seek outside capital to fund our continued operations and development of our SCIP technology. Our cash flow problems were exacerbated when we were sued by Trinity Biotech, plc. In December 2002, Trinity filed suit against us alleging breach of contract, breach of the implied covenant of good faith and fair dealing, fraud, negligent misrepresentation, unjust enrichment, and violation of the Delaware Consumer Fraud Act in conjunction with the sale of our Hemostasis business to Trinity. The suit alleged that we misrepresented the status of a single product that was the subject of the Instrumentation Laboratory patent infringement suit settled by us in January 2002, and Trinity sought $1.2 million in damages and $3 million in punitive damages. We filed a counter suit against Trinity in response to Trinity's suit, seeking $27 million in actual damages, and $30 million in punitive damages for tortious interference with prospective economic advantage, breach of contract, and breach of the covenant of good faith and fair dealing. We also sought a declaratory judgment that Trinity's suit was an improper attempt to avoid its contractual obligations to us because Trinity merely instituted litigation to force us to renegotiate the terms of the sale of our Hemostasis business. We settled this litigation in June 2003, but the cost of defending the litigation forced us to radically reduce the investment in our product development.

         We engaged West Ridge Associates to help us raise additional capital. It became apparent that due in part to market conditions and our status as a thinly-traded public company, and in part as a result of the Trinity Biotech litigation, there was little interest from outside parties in an investment in our company.

         Based on these factors, and advice from our financial advisor, the Board of Directors determined that the best way to maximize stockholder value was to examine other alternatives, including the sale of the company or our assets. Working with management, West Ridge conducted an extensive solicitation process to obtain proposals for transactions ranging from a financing to the sale of our company or our assets. The process targeted 205 prospective companies in numerous industries, including genomics, medical devices, pharmaceuticals, food and water testing, institutional investors and others. During the process, substantive discussion was had with 112 of the prospects and 7 of these prospects, including Applera, provided us with proposals. Based on the extensive solicitation process conducted by West Ridge on our behalf, the Board of Directors believes that the Applera transaction provides the best economic benefit to our company and our stockholders.

         Our Board of Directors, by unanimous vote, has approved the Sale of Assets and has determined that the Sale of Assets is fair and in the best interests of the Company and our stockholders. The Board of Directors believes that the cash provided by the Sale of Assets will provide the basis to cause a business combination that would result in long term value to our stockholders or, alternatively, provide the highest value in a liquidation proceeding.

         The decision of our Board of Directors to enter into the Assignment Agreement was based on an analysis of a number of factors including, but not limited to, the following:

         o        a review of our results of operations and financial condition;

         o        the extensive solicitation process conducted by West Ridge;

         o        review  and   analysis   of   alternative   transactions   and
                  strategies; and

         o the terms and conditions of the Assignment Agreement, including without limitation, the liquidity created by the receipt of the proceeds of the sale of our intellectual property.

         The foregoing discussion of material factors considered by the Board of Directors is not intended to be exhaustive. In reaching the determination to approve and recommend approval and adoption of the Sale of Assets pursuant to the Assignment Agreement, in view of the wide variety of factors considered in connection with its evaluation thereof, the Board of Directors did not assign any relative or specific weights to the factors set forth above, and individual directors may have given differing weights to the different factors.

CERTAIN EFFECTS OF SALE OF ASSETS

         The  sale  of our  intellectual  property  pursuant  to the  Assignment
Agreement will result in the receipt of net proceeds of approximately $3,600,000, after payment of all expenses associated with the transaction. We could distribute that cash as a dividend to our stockholders as part of a liquidation, after satisfaction of all of our liabilities and payment of all costs associated with the liquidation. If we were to make a distribution to shareholders before the expiration of certain representations and warranties we made under the Assignment Agreement (18 months from the date of closing), we would be required to reserve and hold back $1,000,000 for possible settlement of potential claims for breaches of those representations and warranties by Applera.

         Alternatively, the Board of Directors believes that we could attract interest from other businesses that might benefit from access to those funds, as well as our status as a public company with a clean reporting history. Such interest could result in us merging or otherwise joining together with an existing business that could create much greater long term stockholder value than simply liquidating the company. After closing the contemplated Sale of Assets, and complying with the requirements of the Assignment Agreement to provide consulting services, we anticipate that we would terminate all of our remaining employees, and negotiate a termination of our existing lease. Consequently, following the transaction, after payment of employee severance and lease terminations costs, we would have limited overhead costs of operation, but would remain a reporting company under the rules and regulation of the Securities and Exchange Commission.

         A liquidation of our company would be a taxable event, resulting in current gain or loss depending upon your basis in our stock that you hold. A merger transaction would likely be structured as a "reverse merger" which would not be taxable to our stockholders until such time as a future liquidity event occurred. In such a merger transaction, we would be the surviving entity, however, since the Board of Directors would seek to merge with a company of substantial value, our stockholders would likely own a minority position in the resulting company. In addition, we will likely have limited, or no, control over the management of the merged company on an ongoing basis, and there can be no assurance that such business would be successful, or would result in greater liquidity to our stockholders than a liquidation. In the event that a merger transaction were to present itself, the Board of Directors would engage a qualified investment banker to render an opinion that the transaction was fair, from a financial point of view, to our stockholders.

         We have seen some preliminary interest expressed by several companies to a merger transaction, although we have not entered into any agreement or other arrangement for such a transaction, nor is any such agreement or arrangement probable as of the date of this proxy. It is the Board of Directors' expectation that any such transaction would separately require the approval of our stockholders, and accordingly, any agreement it would enter into would be conditioned upon stockholder approval. It is the intention of the Board of Directors to spend a reasonable period of time exploring opportunities to find a merger candidate, and if it is unable to conclude a transaction that it believes would provide long term stockholder value, to propose that the stockholders approve a liquidation. In either event, the Board of Directors does not anticipate taking any action without further stockholder approval.

VOTE REQUIRED FOR APPROVAL OF THE SALE OF ASSETS

         The affirmative vote of a majority of the outstanding shares of our common stock entitled to vote is required to approve the Sale of Assets pursuant to the Assignment Agreement. The Board of Directors has fixed February 10, 2004, as the record date for stockholders entitled to vote at the Special Meeting. Our common stock is the only outstanding security entitled to vote at the Special Meeting.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE SALE OF ASSETS TO STOCKHOLDERS

         There are no direct income tax consequences to our stockholders as a result of the Sale of Assets.

REGULATORY APPROVALS

         We are not aware of any material governmental or regulatory approval required for completion of the Sale of Assets, other than compliance with applicable corporate law of the State of Delaware.

INTEREST OF CERTAIN PERSONS IN THE SALE OF ASSETS

         No director, executive officer or associate of any director or executive officer has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed Sale of Assets which are not shared by all other stockholder on the basis of their respective share holdings. A fee of $250,000 will be paid to West Ridge Associates, LLC in connection with the Sale of Assets for financial advisory services.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

         The following table sets forth as of December 31, 2003, certain information regarding the ownership of our common stock by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each of our directors, (iii) each of our executive officers, and (iv) all of our executive officers and directors as a group. Unless otherwise indicated, the address of each person shown is c/o Xtrana, 590 Burbank Street, Suite 205, Broomfield, Colorado 80020. References to options to purchase common stock are either currently exercisable or will be exercisable within 60 days of December 31, 2003.

                                         NUMBER OF SHARES      PERCENT OF CLASS
                                        BENEFICIALLY OWNED    BENEFICIALLY OWNED
                                               (1)                    (2)
                                        ------------------    ------------------
DIRECTORS:
---------
Michael D. Bick, Ph.D.................      1,091,074  (3)            6.6%
Price Paschall........................        460,000  (4)            2.7
Timothy Dahltorp......................        404,577  (5)            2.4
Doug Ayer.............................        332,884  (6)            2.0
James H. Chamberlain..................        174,000  (7)            1.0
James Mahoney, Ph.D...................        110,000  (8)              *

NON-DIRECTOR EXECUTIVE OFFICER:
------------------------------
John C. Gerdes, Ph.D..................      1,430,068                 8.6%

5% HOLDERS:
----------
Jack Wheeler..........................      1,147,025                 6.9
Diane Kozwich.........................      1,130,495                 6.8

All directors and executive
   officers as a group (seven persons)      4,002,603  (9)           22.2%
----------
     *    Less than 1%.
     (1) Under Rule 13d-3, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding at December 31, 2003.
     (2) Percentage ownership is based on 16,533,269 shares of common stock outstanding as of December 31, 2003.
     (3) Includes 68,124 shares of common stock subject to options that are currently exercisable or that will become exercisable on or before February 29, 2004, and 1,022,950 shares held in the Bick Family Trust.

     (4) Includes 275,000 shares of common stock subject to currently exercisable warrants and 185,000 shares of common stock subject to options that are currently exercisable or that will become exercisable on or before February 29, 2004.
     (5) Includes 359,577 shares of common stock subject to options that are currently exercisable or that will become exercisable on or before February 29, 2004.
     (6) Consists of shares of common stock subject to options that are currently exercisable or that will become exercisable on or before February 29, 2004.
     (7) Includes 170,000 shares of common stock subject to options that are currently exercisable or that will become exercisable on or before February 29, 2004.
     (8) Consists of shares of common stock subject to options that are currently exercisable or that will become exercisable on or before February 29, 2004.
     (9) Includes 1,225,585 shares of common stock subject to options that are currently exercisable or that will become exercisable on or before February 29, 2004, and 275,000 shares of common stock subject to currently exercisable warrants.

         The information as to shares beneficially owned has been individually furnished by the respective directors, named executive officers, and other stockholders of the company, or taken from documents filed with the Securities and Exchange Commission.

                            PROPOSALS OF STOCKHOLDERS

         A proper proposal submitted by a stockholder for presentation at our 2004 Annual Meeting that was received at our executive offices no later than January 5, 2004, will be included in our proxy statement and form of proxy relating to our 2004 Annual Meeting. In addition, in the event a stockholder proposal is not received by us by March 17, 2004, the proxy to be solicited by the Board of Directors for our 2004 Annual Meeting will confer discretionary authority on the holders of the proxy to vote the shares if the proposal is presented at our 2004 Annual Meeting without any discussion of the proposal in the proxy statement for such meeting.

         Securities and Exchange Commission rules and regulations provide that if the date of the our 2004 Annual Meeting is advanced or delayed more than 30 days from the date of the 2003 Annual Meeting, stockholder proposals intended to be included in the proxy materials for the 2004 Annual Meeting must be received by us within a reasonable time before we begin to print and mail the proxy materials for the 2004 Annual Meeting. Upon determination by us that the date of the 2004 Annual Meeting will be advanced or delayed by more than 30 days from the date of the 2003 Annual Meeting, we will disclose such change in the earliest possible Quarterly Report on Form 10-QSB.

                                  OTHER MATTERS

         We know of no other matters to be submitted to the Special Meeting. If any other matters properly come before the meeting, it is the intention that the persons named in the enclosed form of proxy vote the proxies in accordance with their judgment.


                                             ON BEHALF OF THE BOARD OF DIRECTORS


                                             -----------------------------------
                                             Timothy Dahltorp
                                             Chief Executive Officer
February [  ], 2004

                                   APPENDIX A

                              ASSIGNMENT AGREEMENT


THIS ASSIGNMENT AGREEMENT (this "Agreement") is entered into as of January 26, 2004 (the "Effective Date") by and between Applera Corporation through its Applied Biosystems Group with offices at 850 Lincoln Centre Drive, Foster City, CA 94404 (collectively, "AB") and Xtrana, Inc., with offices at 590 Burbank Street, Suite 205, Broomfield CO 80020 ("Xtrana") (each of AB and Xtrana a "Party" and, collectively, "Parties").

WHEREAS, AB desires to purchase and subject to the conditions of this Agreement, Xtrana is willing to assign to AB on the Closing Date upon the terms set forth in this Agreement, all of Xtrana's right, title and interest in and to the Intellectual Property (defined below); and

WHEREAS, pursuant to this Agreement AB is not acquiring all or any portion of Xtrana's business or business operations (such as its facilities, personnel, inventory or other tangible assets, or financial assets such as cash, securities, or accounts receivable), and AB does not intend in any respect to be a successor to Xtrana's business or operations, and is therefore not expressly or impliedly assuming any of Xtrana's Liabilities (as defined herein); and

WHEREAS, as part of such transaction Xtrana will also use its commercially reasonable efforts to render certain consulting services to AB.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows.


1.       CERTAIN DEFINITIONS.

         Terms, when used herein with initial capital letters shall have the meanings set forth below or as otherwise defined in this Agreement.

         "Effective Date" shall have the meaning set forth in the preamble hereto.

         "knowledge" "best knowledge," or "to the knowledge of" shall mean with respect to Xtrana, information which any director of Xtrana or which any of Timothy J. Dahltorp, Xtrana's Chief Executive Officer, John Gerdes, Xtrana's Chief Scientific Officer or Dennis Lineberry, Xtrana's Corporate Controller (i) has any actual knowledge of or (ii) should have knowledge of after a reasonable inquiry (and if there was no such inquiry, then knowledge as if due inquiry were made).

         "Closing  Date"  and  "Closing"  shall  have the  meaning  set forth in
         Section 2(d) below.

         "Consulting   Agreement"  and  "Consulting  Services"  shall  have  the
         meanings set forth in Section 2(c) below.

         "Fundamental Representations" shall mean the representations, warranties and covenants set forth in Section 7 and Section 8(f); except that part (iii) of Section 8(f) as it relates to claims arising after the Closing that AB's use of the Intellectual Property infringes any third party's intellectual property rights shall not be deemed Fundamental Representation.

         "Intellectual Property" shall mean all (U.S. and foreign) Xtrana patents, patent applications and all divisions, continuations, continuations-in-part, reissues, reexaminations, and extensions and all foreign equivalents of any of the foregoing, inventions, trade secrets, know-how, manufacturing processes and procedures, design history, quality assurance methods and manual, software (including, without limitation, source code and object code), data and databases and other intellectual property, all as it exists on the Effective Date and the Closing Date, relating to methods or devices for nucleic acid capture, binding, hybridization, amplification, extraction, detection or gene expression. Without limiting the foregoing, "Intellectual Property" shall include the following: (a) U.S. patent Nos. 6,291,166; 5,955,351; 6,153,425; 5,989,813; 6,605,451; 6,063,568, 6,258,543, 6,649,378; and
         foreign equivalents thereof; and (b) pending or allowed patent applications relating to or claiming priority from the foregoing (the foregoing patents and patent applications set forth in parts (a) and
         (b), collectively referred to as the "Patents"). The term "Intellectual Property" shall exclude Xtrana's trademarks, tradenames and logos and all goodwill associated therewith.

         "Legal Requirement" shall mean any (i) federal, state, local, municipal, foreign, international, multinational or other constitution, law, ordinance, principle of common law, code, regulation, statute or treaty, and (ii) the terms and conditions of any permit or other authorization of any governmental or similar authority under which a party operates or to which a party is subject.

         "Liability" shall mean any liability or obligation of any kind, character, or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of any person or entity.

         "material" or "material adverse effect" shall mean any information, condition or effect that (i) impairs the value or use of the Intellectual Property, or (ii) has or could reasonably be expected to have an adverse impact with a dollar value or cost of fifty thousand dollars ($50,000) or more.

         "Order" shall mean any order, injunction, judgment, decree, ruling, assessment or arbitration award of any governmental or quasi-governmental agency or authority of any nature (federal, state, local, or foreign).

         "Patent Assignment" shall have the meaning set forth in Section 2(e) below.

         "Proceeding" shall mean any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any governmental or quasi-governmental agency or authority of any nature (federal, state, local, or foreign) or arbitrator.

         "Proxy Statement" shall have the meaning set forth in Section 13(c) below.

         "Retained Liabilities" shall have the meaning set forth in Section 2(g) below.

         "Stockholder Approval" shall have the meaning set forth in Section 7(a) below.

         "Tax" shall mean any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental, windfall profit, customs, vehicle, airplane, boat, vessel or other title or registration, capital stock, franchise, employees' income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative, add-on minimum and other tax, fee, assessment, levy, tariff, charge or duty of any kind whatsoever and any interest, penalty, addition or additional amount thereon imposed, assessed or collected by or under the authority of any governmental or quasi-governmental agency or authority of any nature (federal, state, local, or foreign) or payable under any tax-sharing agreement or any other contract or agreement.

         Transaction Documents shall have the meaning set forth in Section 7(a).

2.       ASSIGNMENT OF RIGHTS; CLOSING

         (a) ASSIGNMENT OF RIGHTS TO AB. Effective upon the Closing, Xtrana hereby assigns all of right, title and interest in and to the Intellectual Property to AB, together with all accrued causes of action for infringement thereof and the right to sue and recover for past and future infringement of the Intellectual Property. For the avoidance of doubt, following such assignment, Xtrana shall retain no rights under any of the Intellectual Property.

         (b) TRANSFER OF KNOW-HOW; PROSECUTION FILES. Within ten (10) business days of the Closing, Xtrana shall transfer to AB all of Xtrana's trade secrets and know-how, manufacturing processes and procedures, design history, quality assurance methods and manuals, and any other Intellectual Property of Xtrana that is a Patent or other registered item of Intellectual Property to the extent that the foregoing exist in a tangible form. Together with the foregoing, Xtrana shall also transfer to AB all files relating to the prosecution of Intellectual Property (including, without limitation, all patent applications and office actions), all invention disclosure statements and all laboratory notebooks of Xtrana's current and former employees relating to such Intellectual Property. Xtrana shall accompany the foregoing items with a written statement of its chief executive officer certifying that Xtrana has delivered all of the Intellectual Property existing in a tangible form, and all prosecution files relating thereto as required pursuant to this Section 2(b).

         (c) CONSULTING SERVICES. Without limiting Xtrana's transfer of all Intellectual Property upon the Closing Date, Xtrana shall execute the Consulting Agreement referred to below pursuant to which Xtrana shall render, from and after the Closing Date, up to one hundred (100) hours (in the aggregate) of consulting and transition services relating to the Intellectual Property (collectively, "Consulting Services"). The standard of performance for Xtrana with respect to the rendering of such Consulting Services shall be one of reasonable efforts. Prior to rendering such Consulting Services, the scientists assigned by Xtrana to render such Consulting Services shall execute AB's form of consulting agreement, attached hereto as Exhibit II (the "Consulting Agreement"). Such Consulting Services shall be rendered as may be requested by AB from the Closing Date until ninety (90) days thereafter. The payment provided under Section 2(e) includes consideration for such Consulting Services and no further payment shall be due.

         (d)      CLOSING.   Subject  to  the  satisfaction  of  the  terms  and
                  conditions herein set forth, and in reliance upon the respective representations and warranties of the parties set forth herein and in any document delivered pursuant hereto, the closing of the assignment of the Intellectual Property by Xtrana to AB pursuant to Section 2(a) (the "Closing") will be held at the offices of AB at 850 Lincoln Centre Drive, Foster City, California at such time, date and place as may be agreed to by AB and Xtrana, but with such Closing to occur no later than two business days following approval of such transfer by the stockholders of Xtrana (the date on which the Closing occurs being referred to as the "Closing Date").

         (e) CLOSING DELIVERIES AND PAYMENTS. On the Closing Date, Xtrana will execute and deliver to AB the Patent assignments in the form of Exhibit III hereto (the "Patent Assignment").

         (f) PAYMENTS. AB will make an aggregate payment in the amount of four million dollars ($4,000,000) as follows: (i) one payment of three million five hundred thousand dollars ($3,500,000) will be due at Closing (reflecting the application of the deposit of $100,000 previously paid by AB); and (ii) a second payment of four hundred thousand dollars ($400,000) will be due three (3) months thereafter, contingent upon Xtrana's providing the consulting services as described in Section 2(c) above. For the avoidance of doubt, such payment shall be in consideration of Xtrana's assignment to AB of all right, title and interest in and to the Intellectual Property and the performance of the Consulting Services and any other Xtrana obligations hereunder.

         (g) RETENTION OF LIABILITIES. Notwithstanding anything contained herein to the contrary, AB is not assuming and shall not have any responsibility for any Liabilities of or relating to Xtrana, its predecessors or its or their subsidiaries or affiliates or the Intellectual Property or any claim against any of the foregoing of any kind, whether known or unknown, contingent absolute or otherwise (collectively, the "Retained Liabilities"). The Retained Liabilities shall remain the sole responsibility of and shall be retained, paid, performed, and discharged solely by Xtrana or its relevant affiliate. The Retained Liabilities include, without limitation:

                  (i) any Liability arising out of or relating to products or services of Xtrana, its predecessors or affiliates to the extent manufactured or sold prior to the Closing, including, without limitation, any Liability resulting from claims that such products or services infringe or misappropriate any third party's intellectual property rights;

                  (ii) any Liability arising out of or relating to Liability resulting from claims that Xtrana, its predecessors or affiliates have misappropriated (or by their conduct prior to the Closing infringed) any third party's intellectual property rights;

                  (iii) any Liability for Taxes, including (A) any Taxes arising as a result of Xtrana's operation of its business or ownership and license of the Intellectual Property prior to the Closing, (B) any Taxes that will arise as a result of the transfer of the Intellectual Property pursuant to this Agreement (other than Taxes on the net income of AB), and (C) any deferred Taxes (by Xtrana) of any nature;

                  (iv) any Liability under any contract, license or other agreement entered into by Xtrana, its predecessors or affiliates including, without limitation, any Liability arising out of or relating to Xtrana's credit facilities or any security interest related thereto;

                  (v) any environmental, health and/or safety Liabilities arising out of or relating to the operation of
                           Xtrana's  (or  its   predecessors'   or
                           affiliates') business or leasing, ownership or operation of real property;

                  (vi) any Liability under any Xtrana (or its predecessors, subsidiaries or affiliates') employee benefit plans or relating to Xtrana's (or its predecessors', subsidiaries' or affiliates') payroll, vacation, sick leave, workers' compensation, unemployment benefits, pension benefits, employee stock option or profit-sharing plans, health care plans or benefits or any other employee plans or benefits of any kind for Xtrana's (or its predecessors' or affiliates') employees or former employees or both;

                  (vii) any Liability under any employment, severance, retention or termination agreement between Xtrana and any employee of Xtrana or any of its predecessors or affiliates;

                  (viii) any Liability arising out of or relating to any employee grievance against Xtrana whether or not the affected employees are hired by AB;

                  (ix) any Liability of Xtrana to any of its shareholders or affiliates of Xtrana;

                  (x) any Liability to indemnify, reimburse or advance amounts to any officer, director, employee or agent of Xtrana;

                  (xi) any Liability to distribute to any of Xtrana's shareholders or otherwise apply all or any part of the consideration received hereunder;

                  (xii) any Liability arising out of any Proceeding pending against Xtrana as of the Closing;

                  (xiii) any Liability arising out of any Proceeding commenced after the Closing and arising out of or relating to any occurrence or event happening prior to the Closing;

                  (xiv) any Liability arising out of or resulting from Xtrana's compliance or noncompliance with any Legal Requirement or Order; and

                  (xv) any Liability of Xtrana based upon Xtrana's acts or omissions occurring after the Closing.

         For the avoidance of doubt any claims arising after Closing that AB's use of the Intellectual Property infringes any third party's intellectual property rights shall not be deemed a Retained Liability under Section 2(g)(xiii) and Section 2(g)(xiv) to the extent such claim does not arise or result from (a) a Retained Liability set forth in Section 2(g)(i) or Section 2(g)(ii); or (b) Xtrana's breach of a Fundamental Representation.

3. EXISTING LICENSES. Prior to the Closing Date Xtrana shall, at its cost, exercise its contractual rights to terminate, or (if AB so elects by providing written notice to Xtrana) assign to AB, the existing licenses granted to third parties under the Intellectual Property. Such existing licenses are: (1) the Purchase and License Agreement between Xtrana's predecessor Biopool International, Inc. and Lifecodes, Inc., as amended March 2001; and (2) the Co-Development and
         License Agreement entered into December 10, 2001 between Xtrana and CUNO Inc. Notwithstanding the foregoing, it is understood that the foregoing CUNO-Xtrana Co-Development and License Agreement has no provision for termination upon the payment of a fixed dollar amount. As such, if Xtrana is unable to obtain such termination without expending money or an undue amount of effort, and provided AB does not waive this condition, AB shall not be obligated to consummate the transactions contemplated hereby. If requested by AB, Xtrana shall, without further payment, provide reasonable assistance (including obtaining all necessary third party consents) in assigning to AB any agreements with third parties pursuant to which Xtrana has obtained a license under such third parties' intellectual property rights.

4. PROSECUTION. AB shall have the sole right and obligation (which obligation it may exercise in its sole discretion), at its sole cost and expense, for obtaining, prosecuting, and maintaining, throughout the world, patents (or registrations for any other Intellectual Property) claiming the Intellectual Property.

5. ENFORCEMENT OF PATENTS OR OTHER REGISTERED INTELLECTUAL PROPERTY. AB shall have the sole right and discretion, at its own expense, to institute, control and prosecute suits, or other appropriate actions, for infringement or misappropriation of the Intellectual Property. All recovery or proceeds of litigation, enforcement or settlement of such infringement or misappropriation of AB's rights under the Intellectual Property shall belong to AB.

6. FURTHER ASSURANCES. Xtrana will, and to the extent that it can reasonably do so, Xtrana shall cause its current officers, directors, employees and representatives to, provide all reasonable assistance (at no additional cost) in transferring the Intellectual Property
         (including, without limitation, any trade secrets, know-how or invention disclosures) to AB. Without limiting the foregoing Xtrana will disclose to AB all material facts known by its current officers, directors and employees regarding the Intellectual Property and any and all material encumbrances, liens or disputes (including, without limitation, any infringement or misappropriation claims) regarding the Intellectual Property. Xtrana will and to the extent that it can reasonably do so, Xtrana shall cause its current officers, directors, employees and representatives to testify in all proceedings, sign all instruments (including, without limitation, assignment instruments and powers of attorney) and other documents and provide such reasonable assistance as is reasonably necessary to secure, maintain and enforce AB's rights with respect to the Intellectual Property.

7. MUTUAL REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PARTIES. Each Party hereby represents, warrants, and covenants to the other Party as of the Effective Date and as of the Closing as follows.

         (a)      Each  Party  (i)  is a  corporation  duly  organized,  validly existing and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own and use the properties and assets that it purports to use and own, and to enter into this Agreement and to perform its obligations hereunder, and (ii) has taken all necessary action on its part required to authorize the execution and delivery of this Agreement and the other agreements and instruments contemplated hereby to be executed by such Party (as relevant to each Party, the "Transaction Documents") and the performance of its obligations hereunder and thereunder, except that in the case of Xtrana, Xtrana's performance under this Agreement and the other Transaction Documents (including without limitation the assignment of the Intellectual Property) is subject to approval of this Agreement by the vote of holders of a majority of its issued and outstanding common stock (the "Stockholder Approval").

         (b) The Agreement has been, and as of the Closing the other Transaction Documents will have been, duly executed and delivered on behalf of each Party and, in the case of Xtrana only subject to the Shareholder Approval, constitutes (or in the case of the other Transaction Documents, upon execution and delivery will constitute) a legal, valid, binding obligation of such Party and is (or in the case of the other Transaction Documents, upon execution and delivery will be) enforceable against it in accordance with its terms subject to the effects of bankruptcy, insolvency, or other laws of general application affecting the enforcement of creditor rights and judicial principles affecting the availability of specific performance and general principles of equity, whether enforceability is considered a proceeding at law or equity.

         (c) The execution and delivery of this Agreement and the other Transaction Documents by each Party and the performance of each Party's obligations hereunder and thereunder, do not and will not: (i) conflict with or violate, or require any consent or approval under, any Legal Requirement or Order or governmental authorization or permit applicable to such Party (but specifically excluding any conflict, violation or failure to obtain consent or approval under any Legal Requirement or Order or governmental authorization or permit that relates to products of AB manufactured or sold after the Closing), (ii) do not conflict with or violate any provision of articles of incorporation, bylaws or limited partnership agreement or other organizational documents or corporate resolutions of such Party, as applicable, (ii) conflict with, violate, or breach or constitute a default under (with or without the passage of time or delivery of notice), or require (whether or not express) any consent or approval under, or give any party the right to accelerate any right or remedy under, any license or other contract or agreement to which such Party is a party or by which such Party or its assets (and in the case of Xtrana, including, without limitation, the Intellectual Property) is bound, (iii) result in the creation of any lien or encumbrance on the Intellectual Property.

8. ADDITIONAL XTRANA REPRESENTATIONS, WARRANTIES AND COVENANTS. Xtrana represents and warrants as of the Effective Date and as of the Closing, and covenants, that:

         (a) COMPLIANCE WITH LAWS AND CONTRACTS; LEGAL PROCEEDINGS. Xtrana has not taken any action in violation of any provision of its certificate of incorporation or bylaws or other applicable charter documents. Xtrana is not, and has not received notice from any person or entity alleging that it is, in material violation or breach of, or in material default under any provision of, any Legal Requirement or Order, and Xtrana has not received notice that it is under investigation by any governmental or other authority with respect to any alleged violation or breach of any Legal Requirement or Order. Xtrana is not subject to any Order that directly or indirectly relates to the Intellectual Property. Xtrana is not in breach or default under (including any circumstances that would result in a breach or default with notice or lapse of time or both) of any contract or agreement to which it is a party or by which it or its assets are bound, and Xtrana has not received any notice alleging any such breach or default. There is no Proceeding pending against or relating to Xtrana or its assets (including without limitation the Intellectual Property) and to the knowledge of Xtrana no such Proceeding is threatened and no facts or circumstances exist or have occurred that are reasonably likely to give rise to or serve as a basis for the commencement of any Proceeding (other that litigation arising in the ordinary course of Xtrana's business that does not directly or indirectly relate to the Intellectual Property and which in any case does not involve claims in excess of fifty thousand dollars ($50,000)). Xtrana has not violated the Worker Adjustment and Retraining Notification Act or any similar state or local Legal Requirement, and Xtrana does not intend to, and shall not, take any action or omit to take any action in connection with this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby that would cause it to be subject to such Act or such other Legal Requirements.

         (b) NO UNDISCLOSED LIABILITIES. Xtrana has no Liabilities except for Liabilities reflected or reserved against in the balance sheet contained in the financial statements included in
                  [identify  most  recent   periodic  SEC  filing]  and
                  current liabilities incurred in the ordinary course of business of Xtrana since the date of such balance sheet.

         (c) TAXES. Xtrana has filed or caused to be filed on a timely basis all tax returns, reports, statements, and the like with respect to Taxes that are or were required to be filed pursuant to applicable Legal Requirements. All such returns and other documents filed by Xtrana were and are true, correct and complete in all material respects. Xtrana has paid, or made provision for the payment of, all Taxes that have or may have become due for all periods covered by such returns and other documents or otherwise, or pursuant to any assessment received by Xtrana. No claim has ever been made or is expected to be made by any governmental authority in a jurisdiction where Xtrana does not file tax returns that it is or may be subject to taxation by that jurisdiction. There are no liens or encumbrances on any of Xtrana's assets that arose in connection with any failure (or alleged failure) to pay any Tax, and Xtrana has no knowledge of any basis for assertion of any claims attributable to Taxes which, if adversely determined, would result in any such lien or encumbrance. Xtrana is not currently under audit with respect to any Tax returns, statements, or other documents filed by it and has not been advised that any of such documents will be audited, and Xtrana has not been advised of any deficiency in assessment or proposed judgment to its Taxes. Xtrana has no knowledge of any Liability of any Tax to be imposed upon its properties or assets. All Taxes that Xtrana is or was required by Legal Requirements to withhold, deduct or collect have been duly withheld, deducted and collected and, to the extent required, have been paid to the proper governmental authority or other entity. Xtrana is not a party to any tax sharing agreement, tax allocation agreement, tax indemnity obligation or similar written or unwritten agreement, arrangement, understanding or practice with respect to Taxes that will require any payment by Xtrana.

         (d) EMPLOYEES AND EMPLOYMENT BENEFITS. Xtrana does not have a duty to bargain with any labor organization with respect to any employees and there is not pending any demand for recognition or any other request or demand from a labor organization for representative status with respect to any employee of Xtrana. Xtrana is in compliance with all employment, employee benefit, compensation, change in control, and similar plans, agreements, policies, practices, commitments, contracts, and understandings (whether qualified or non-qualified, currently effective or terminated, written or unwritten), any trust, escrow, or other agreement related thereto, and all Legal Requirements applicable thereto, and has not been notified of any allegation to the contrary. Neither the Xtrana nor any "ERISA affiliate" (as defined below) of Xtrana maintains, contributes to or has any liability (contingent or otherwise) with respect to a plan (including a "multiemployer plan", as defined below) subject to Title IV of ERISA or Section 412 of the Code (as defined below). All employee benefit plans and arrangements (regardless of whether such plans or arrangements are covered by ERISA) maintained by or contributed to by Xtrana or any ERISA Affiliate of Xtrana are in material compliance with all Legal Requirements, including any reporting requirements. The Company does not have any liability (contingent or otherwise) with respect to retirees, including retiree death benefits. Neither Xtrana nor any other person or entity, including any fiduciary, has engaged in any transaction prohibited by Section 4975 of the Code or Section 406 of ERISA which would subject Xtrana, or any entity that Xtrana has an obligation to indemnify, to any tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA. The transaction contemplated by this Agreement and the other Transaction Documents will not involve any transactions prohibited by Section 406 of ERISA or Section 4975 of the Code. For purposes of this provision, (i) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time; (ii) "ERISA affiliate" means any entity required to be aggregated with Xtrana under Sections 414(b),
                  (c), (m) or (o) of the Code; and (iii) "multiemployer plan" means a plan which is a "multiemployer plan" as defined in
                  Section 4001(a)(3) of ERISA

         (e) ENVIRONMENTAL MATTERS. Xtrana (i) has never violated, and is presently in compliance with, all Legal Requirements relating to environmental and health and safety matters applicable to its business and properties, (ii) has not generated, manufactured, refined, transported, treated, stored, handled, disposed of, transferred, produced or processed any pollutant, toxic substance, hazardous waste, hazardous substance, hazardous material, oil or petroleum product or other material regulated under any of such Legal Requirements (referred to in this provision as "hazardous materials") or any solid waste, and has no knowledge of the release or threat of release of any hazardous materials from its products, properties or facilities, (iii) has not (A) entered into or been subject to any Order with respect to any environmental or health and safety matter relating to its business or any of its properties or facilities, (B) received notice under the citizen suit provision of any of such Legal Requirements in connection with its business or any of its properties or facilities, (C) received any request for information, notice, demand letter, administrative inquiry or formal or informal complaint or claim with respect to any environmental or health and safety matter relating to its business or any of its properties or facilities or (D) been subject to or to its knowledge threatened with any governmental or citizen enforcement action with respect to any environmental or health and safety matter relating to its business or any of its properties or facilities. To the knowledge of the Xtrana, no lien or encumbrance has been imposed on any of the properties or facilities of Xtrana by any governmental authority in connection with the presence of any hazardous materials.

         (f) INTELLECTUAL PROPERTY. (i) Xtrana has obtained a full assignment of all right, title and interest in and to (and is the owner of) the Intellectual Property (including, without limitation, the Patents) to be assigned pursuant to this Agreement to AB; (ii) the Intellectual Property (or Xtrana's use of the same) is not the subject of and has not been the subject of any litigation or dispute with any third party with respect to infringement, misappropriation or validity, inventorship or priority of invention; (iii) to the best of its knowledge, the Intellectual Property (and Xtrana's use or acquisition of the same) does not infringe or misappropriate any third party rights and all Intellectual Property claimed by any of the Patents is valid and enforceable; (iv) it has received no notice of such litigation, disputes or any cease and desist letter or offers to license the intellectual property rights of any third party which such rights are allegedly necessary to practice the Intellectual Property; (v) except as set forth in Section 3, it has not granted any license under the Intellectual Property to any third party; and (vi) there are no liens, encumberances or security interests on the Intellectual Property.

         (g) USE OF PROCEEDS. Xtrana is not entering into this Agreement or the other Transaction Documents as part of a scheme or plan to avoid payment of any Liabilities, and acknowledges that AB is relying on this representation by Xtrana and Xtrana's covenant in Section 13(g) below in entering into this Agreement and the other Transaction Documents and agreeing to consummate the transactions contemplated hereby and thereby.

         (h) NO BROKERS. Other than Westridge Associates, LLC, whose fees in the amount of [$250,000] shall be entirely borne by Xtrana and paid by Xtrana immediately upon the Closing, no broker, finder, or similar agent, if any, employed by or on behalf of Xtrana in connection with this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby will be entitled to the payment of any brokerage commission, finder's fee, or expenses or any similar compensation or payment in connection with this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby.

         (i) VOTING AGREEMENT. The parties executing the Voting Agreement with AB concurrently with the execution and delivery of this Agreement hold shares of capital stock of Xtrana representing, in the aggregate, 15.1% of the issued and outstanding voting capital stock and voting power of Xtrana on the date hereof.

9. CONFIDENTIALITY. Except as shall be set forth in the Proxy Statement or as provided below in this Section, from the Effective Date Xtrana shall not disclose to any third party (and shall contractually obligate its officers, directors, employees and representatives in the same manner)
         (i) any of the Intellectual Property that is not
         fully disclosed in any of the Patents, or otherwise in the public domain; (ii) AB's interest in (and the subject matter of the negotiations between the Parties with respect to) the Intellectual Property, or (iii) the existence of, or the terms and conditions of, this Agreement or the other Transaction Documents, or the status of the transactions contemplated hereby and thereby. The foregoing nondisclosure obligation (A) shall not apply to any disclosures required pursuant to a court order or other applicable law; provided that Xtrana shall provide AB with prompt written notice any such requirement and a reasonable opportunity to seek a protective order or other injunctive relief to limit the extent of such disclosure and (B) shall not prohibit Xtrana from making disclosures of the terms and conditions of this Agreement as are necessary to comply with regulatory requirements of the United States Securities and Exchange Commission, provided that it gives AB advance notice of, and consults with AB regarding, any disclosures pursuant to this sentence to the extent practicable under the circumstances.

10.      INDEMNIFICATION.

         (a) OF AB BY XTRANA. From and after the Closing, Xtrana shall indemnify, defend and hold harmless AB and its affiliates,
                  subsidiaries       and      permitted       assigns,       and
                  successors-in-interest, and their respective officers, directors, employees, agents, and representatives (as applicable) (the "AB Indemnitees") from and against (A) any and all liabilities, losses, costs, damages or expenses (including court costs and reasonable attorneys' fees) whatsoever ("Losses") incurred by the AB Indemnitees to the extent arising from or relating to Xtrana's breach of its covenants, representations, warranties, or other obligations hereunder or any third party claims that any of the Patents infringe an issued United States patent, or any of the
                  Intellectual Property, solely in the form assigned to AB, otherwise infringes or misappropriates any intellectual property rights of a third party, and (B) any and all Retained Liabilities and any and all Losses incurred by AB arising therefrom or relating thereto. Notwithstanding the foregoing, in satisfaction of its indemnification obligation hereunder for infringement or misappropriation claims relates to the Intellectual Property assigned to AB, Xtrana, at its sole option, may obtain for AB licenses (at Xtrana's expense) reasonably satisfactory to AB from such third parties as necessary to enable AB to enjoy full use and enjoyment of any such Intellectual Property that is the subject of such infringement or misappropriation claim.

         (b) OF XTRANA BY AB. From and after the Closing Date, AB shall indemnify, defend and hold harmless Xtrana and its affiliates, subsidiaries and permitted assigns, successors-in-interest and their respective officers, directors and employees (as applicable) (the "Xtrana Indemnitees") from and against any and all Losses incurred by the Xtrana Indemnitees to the extent arising from AB's breach of its covenants, representations, warranties, or other obligations herein or any claim that intellectual property of AB, other than the Intellectual Property assigned to AB, infringes or misappropriates any intellectual property rights of a third party.

         (c) NOTICE; LIMITATIONS. In order for an AB Indemnitee or Xtrana Indemnitee, as applicable, to be entitled to any indemnification provided for under this Agreement, such AB Indemnitee or Xtrana Indemnitee, as applicable, must notify the indemnifying Party in writing, and in reasonable detail, of the claim as promptly as reasonably possible after receipt by such AB Indemnitee or Xtrana Indemnitee, as applicable, of notice of such claim; provided, however, that failure to give such notification on a timely basis shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been actually materially prejudiced as a result of such failure. Thereafter, the AB
                  Indemnitee or Xtrana Indemnitee, as applicable, shall, promptly after the indemnified party's receipt thereof, deliver to the indemnifying party copies of all notices and documents (including court papers) received by the AB Indemnitee or Xtrana Indemnitee, as applicable, relating to the claim. No party shall be entitled to bring any claim for indemnity hereunder until, and only to the extent that its aggregate Losses exceed $50,000. Except with respect to Retained Liabilities or Fundamental Representations, no Party shall be entitled to bring a claim for indemnity hereunder unless notice of such claim has been given under this Section 10 within the date that is eighteen (18) months from the Closing Date. Neither party shall be liable for Losses incurred by the other party under this Agreement, whether claimed by way of indemnification under Section 10 or otherwise, for any amount in excess of $1,000,000 (the
                  "Liability Cap"), provided that the Liability Cap shall not apply to any claims by AB in respect of Retained Liabilities or Fundamental Representations and any payments to AB in respect of such claims by AB shall not be considered in determining whether the Liability Cap has been met. For the avoidance of doubt, Xtrana's indemnification obligations pursuant to Section 10 of this Agreement with respect to the Retained Liabilities and the Fundamental Representations shall survive Closing and shall not terminate or expire.

         (d) DEFENSE OF CLAIM. If one or more AB Indemnitees or Xtrana Indemnitees, as applicable, makes a claim for indemnification pursuant to Section 10 (a) or (b) above in respect of any Proceeding initiated against an indemnified party by a third party (a "Third Party Claim"), the indemnifying party shall be entitled to assume the defense thereof and, if it so chooses and acknowledges in writing its obligation to indemnify the AB Indemnitees or Xtrana Indemnitees, as applicable, therefor, to assume the defense thereof with counsel selected by the indemnifying party and reasonably satisfactory to the AB Indemnitees or Xtrana Indemnitees, as applicable, and to settle such suit, action, claim or proceeding in its discretion with a full release of the AB Indemnitees or Xtrana Indemnitees, as applicable, and no admission of liability; provided, that the written consent of the AB Indemnitees or Xtrana Indemnitee, as applicable (which shall not be unreasonably withheld) shall be required for any settlement if as a result thereof the rights of the AB Indemnitees or Xtrana Indemnitees, as applicable, may be adversely affected or the AB Indemnitees or Xtrana Indemnitees, as applicable, would become subject to injunctive or other equitable relief or any remedy other than the payment of money by the indemnifying Party . Should the indemnifying party so elect to assume the defense of a Third Party Claim, the indemnifying party shall not be liable to the AB Indemnitees or Xtrana Indemnitees, as applicable, for legal expenses subsequently incurred by the AB Indemnitees or Xtrana Indemnitees, as applicable, in connection with the defense thereof unless (i) the indemnifying party has failed to vigorously defend, contest or otherwise protest in a timely manner against Third Party Claims, or (ii) an actual or potential conflict of interest exists such that separate representation of the AB Indemnitees or Xtrana Indemnitees, as applicable, is appropriate or necessary. If the indemnifying party assumes such defense, the AB Indemnitees or Xtrana Indemnitees, as applicable, shall have the right to participate in the defense thereof and to employ counsel, at their own expense, separate from the counsel employed by the indemnifying party. The indemnifying party shall be liable for the reasonable fees and expenses of counsel employed by the AB Indemnitees or Xtrana Indemnitees, as applicable, for any period during which the indemnifying party has not assumed the defense thereof and for any period in which a conflict of interest exists such that separate representation of one or more of the Indemnitees is appropriate or necessary. If the indemnifying party chooses to defend any Third Party Claim, all the parties hereto shall cooperate in the defense or prosecution of such Third Party Claim at the expense of the indemnifying party.

11. CONDITIONS TO CLOSING APPLICABLE TO AB. The obligation of AB to conclude the transaction at the Closing is subject to the fulfillment to AB's reasonable satisfaction or waiver of each of the following conditions as of the date of such Closing:

         (a) REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties (including, without limitation the representations and warranties set forth in Sections 7 and 8 hereto) made by Xtrana herein shall be true and correct when made, and shall be true and correct as of the Closing as if made at the Closing; and AB shall have received a certificate signed on behalf of Xtrana by its Chief Executive Officer and its Chief Financial Officer, in form and substance reasonably acceptable to AB and its counsel, confirming the matters set forth in this paragraph;

         (b) Xtrana shall have performed all of the convenants (including, without limitation, the covenants set forth in Sections 8 and 13 hereto) required to be performed and satisfied on or prior to Closing; and AB shall have received a certificate signed on behalf of Xtrana by its Chief Executive Officer and its Chief Financial Officer, in form and substance reasonably acceptable to AB and its counsel, confirming the matters set forth in this paragraph;

         (c) STOCKHOLDER APPROVAL. The Stockholder Approval shall have been validly obtained at a duly convened meeting of Xtrana's stockholders, and AB shall have received from Xtrana documentation reasonably requested by AB evidencing such approval;

         (d) SECRETARY'S CERTIFICATE. Xtrana shall have delivered to AB a certificate of the Secretary of Xtrana, in form and substance reasonably acceptable to AB and its counsel, certifying: (i) Xtrana's articles of incorporation and bylaws and good standing (including a good standing certificate certified by the relevant secretary of state within 5 days of Closing),
                  (ii) board resolutions approving this Agreement, the other Transaction Documents, and the transactions contemplated hereby and thereby, (iii) the shareholder vote approving this Agreement, the other Transaction Documents, and the transactions contemplated hereby and thereby, along with the number of dissenting shares, if any, and (iv) the incumbency of the officers executing this Agreement and the other Transaction Documents and the certificates referenced in paragraphs (a) and (b) above.

         (e) GOVERNMENTAL APPROVAL. Any applicable United States government regulatory period shall have expired and Xtrana and AB shall have received all requisite regulatory approvals necessary for the transactions contemplated by this Agreement;

         (f) OTHER TRANSACTION DOCUMENTS. At the Closing, Xtrana shall have executed and delivered to AB the Patent Assignment and the Consulting Agreement;

         (g) EXISTING LICENSES. The agreements referred to in Section 3 above shall have been terminated as contemplated by such Section;

         (h) LITIGATION. There shall be no Proceedings pending or threatened (i) with respect to or in any way relating to the Intellectual Property; (ii) involving any challenge to, or seeking damages or other relief in connection with, this Agreement or the other Transaction Documents or the transfer of the Intellectual Property to AB contemplated hereby or the consummation of the other transactions contemplated hereby and thereby; or (iii) that would otherwise have the effect of preventing, delaying, making illegal, imposing limitations or conditions on or otherwise interfering with any of the transactions contemplated by this Agreement and the other Transaction Documents.

         (i) NO MATERIAL ADVERSE CHANGE. There shall be no material adverse change in the Intellectual Property.

         (j) ADDITIONAL DOCUMENTATION. AB shall have received from Xtrana such additional documentation as AB may reasonably request evidencing all corporate and other proceedings to be taken by Xtrana in connection with this Agreement and the other
                  Transaction Documents prior to Closing and evidencing the satisfactions of the other conditions specified in this
                  Section 11, and such documentation shall be reasonably acceptable to AB and its counsel.


12. CONDITIONS TO CLOSING APPLICABLE TO XTRANA. The obligation of Xtrana to conclude the transaction at the Closing is subject to the fulfillment to Xtrana's reasonable satisfaction or waiver of each of the following conditions as of the date of such Closing:

         (a) REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by AB herein shall be true and correct in all material respects when made, and shall be true and correct in all material respects as of the Closing as if made at the Closing.

         (b) STOCKHOLDER APPROVAL. The assignment of the Intellectual Property by Xtrana to AB shall have been validly approved by the holders of a majority of the stock of Xtrana at a duly convened meeting of its stockholders.

         (c) LITIGATION. There shall be no litigation filed or threatened which would seek to challenge the transfer of the Intellectual Property to AB, or the validity or effect of this Agreement.

13. ADDITIONAL COVENANTS. Upon execution of this Agreement, and prior to (and to the extent intended below, including parts (h) and (i) and as specified in parts (b), also upon and following the Closing) the Closing, Xtrana covenants and agrees that:

         (a) Xtrana shall not (directly or indirectly through agents or representatives) accept, solicit or otherwise entertain offers from third parties or enter into negotiations of other discussions with such third parties directed at conveyance of any rights under the Intellectual Property and Xtrana shall not grant or attempt to grant to any third party any license, assignment or other right under the Intellectual Property.

         (b) Xtrana shall operate its business only in the ordinary course, and shall not take any action which might reasonably be expected to have a material adverse effect on the Intellectual Property, and without limitation of the foregoing shall pay and perform (both prior to and after Closing) all of its debts, obligations, and other Liabilities as they become due and payable.

         (c) Xtrana shall use its best efforts to validly convene a meeting of its stockholders as promptly as practicable following the execution of this Agreement for the purpose of seeking the Stockholder Approval; and in connection therewith (i) Xtrana shall, through its Board of Directors, use its commercially reasonable efforts to obtain the Stockholder Approval and shall recommend such approval to its stockholders; and (ii) Xtrana provide AB promptly with all drafts of the proxy statement to be used in connection with such meeting (the "Proxy Statement") and Xtrana shall use commercially reasonable efforts to file the final draft of such Proxy Statement with the Securities and Exchange Commission no later than five (5) business days after the Effective Date;

         (d) Xtrana shall preserve the Intellectual Property, free of any security interests, liens or encumbrances and shall extinguish all outstanding security interests, liens or encumbrances with respect to the Intellectual Property and shall provide AB with documentations substantiating the same;

         (e) Xtrana shall give AB prompt written notice after gaining knowledge of the occurrence or failure to occur of any event or facts the occurrence (or failure to occur) of which (i) render any of Xtrana's representations and warranties made herein as of the Effective Date inaccurate when made, (ii) could reasonably be expected to cause any of Xtrana's representations or warranties herein to be untrue or inaccurate if made as of the Closing; (iii) could result in Xtrana's failure to comply with or satisfy the covenants made by it; or (iv) could reasonably be expected to materially adversely affect the Intellectual Property or AB's full use and enjoyment thereof after the Closing;

         (f) Xtrana shall use commercially reasonable efforts to take all such actions necessary or advisable to satisfy the conditions specified herein and consummate the transactions contemplated by this Agreement and the other Transaction Documents; and Xtrana shall not take any action or omit to take any action that would cause any of Xtrana's representations and warranties contained herein to be untrue as of the Closing.

         (g) The Parties agree to waive compliance with the provisions of any and all "bulk sales" and similar laws applicable to this Agreement, the other Transaction Documents, and the transactions contemplated hereby and thereby.

         (h) Xtrana shall promptly pay and fully discharge any income, excise, employment, sales or use taxes of Xtrana arising as a result of the sale, transfer, conveyance or assignment of the Intellectual Property.

         (i) Xtrana shall continue to exist as a corporate entity in good standing for a period of at least eighteen months following the Closing. Xtrana agrees that the money paid to it pursuant to Section 2(f) shall not be distributed to its stockholders after Closing without (A) first satisfying or adequately providing for all of its outstanding Liabilities as determined by the board of directors of Xtrana in the exercise of its reasonable business judgment, which determination is evidenced in a formal resolution, and (B) retaining an adequate reserve for Xtrana's payment of its then-existing and reasonably anticipated Liabilities (and without limitation of the foregoing, such reserve will include a retention of no less than one million dollars ($1,000,000) specifically for the purpose of potential claims under Section 10 of this Agreement for no less than eighteen (18) months from the Closing Date), as determined by its board of directors in the exercise of its reasonable business judgment as evidenced by a formal resolution, it being the understanding of AB that Xtrana is not entering into this Agreement and the other Transaction Documents as part of a scheme or plan to avoid payment of any Liabilities. The foregoing requirement to maintain a reserve of no less than a one million dollars ($1,000,000) shall not prohibit Xtrana from distributing to its stockholders such reserve from the money paid to it pursuant to Section 2(f) after the date which is eighteen (18) months from the Closing Date if neither AB nor any other AB Indemnitee has any pending claim under Section 10 of this Assignment Agreement and the board of directors of Xtrana has determined in the exercise of its reasonable business judgment, which determination is evidenced in a formal resolution, that no other Liabilities exist under this Assignment Agreement. In the event that Xtrana intends to effect any distribution, then no less than thirty days prior to any such distribution Xtrana shall deliver to AB a certificate of its Secretary notifying AB of such distribution and certifying any of the aforementioned board resolutions that are required as a condition to such distribution.

14.      TERMINATION.  This Agreement may be terminated at any time prior to the
         Closing:

         (a) by AB, in a writing, should one or more of the conditions set forth in Section 11 (Conditions to Closing Applicable to AB) fail to be satisfied on or prior to the Closing within the time frame set forth in Section 14(c) below, provided that such failure to satisfying such conditions is not the result of a breach by AB of its obligations hereunder; or

         (b) by Xtrana, in a writing, should one or more of the conditions set forth in Section 12 (Conditions to Closing Applicable to Xtrana) fail to be satisfied on or prior to the Closing within the time frame set forth in Section 14(c) below, provided that such failure to satisfy such conditions is not the result of a breach by Xtrana of its obligations hereunder; or

         (c) by AB or Xtrana, in a writing, if the Closing does not occur on or prior to (i) the date that is two (2) months after Xtrana files a definitive Proxy Statement with the Securities and Exchange Commission, if the Securities and Exchange Commission does not review Xtrana's Proxy Statement, and (ii) September 15, 2004 if the Securities and Exchange Commission does review Xtrana's Proxy Statement, but a Party may not seek termination under this Section 14(c) if the failure to consummate a Closing by the dates set forth in parts (i) and
                  (ii) above is a result of a breach of a duty or obligation hereunder of the Party seeking such termination.

         (d) Automatically without further action on the part of either Party if Xtrana holds a meeting for purposes of obtaining the Stockholder Approval, and such Stockholder Approval is not obtained at that meeting.

         In the event of such termination, no party shall have any obligation or liability to any other in respect to this Agreement, except for any liabilities that may arise from the conduct of the parties prior to such termination, including without limitation any breach of contract or misrepresentation occurring prior to such termination.

15. EFFECTS OF CLOSING. Unless expressly provided herein to the contrary, all rights, obligations, representation and warranties of the Parties shall survive any investigation made by the Parties and shall survive Closing of this Agreement.

16. SEVERABILITY. If any provision hereof should be held invalid, illegal or unenforceable in any respect, then, to the fullest extent permitted by applicable law: (a) all other provisions hereof shall remain in full force and effect and shall be liberally construed in order to carry out the intent of the Parties as nearly as may be possible, and (b) the Parties agree to use their commercially reasonable efforts to negotiate a provision, in replacement of the provision held invalid, illegal or unenforceable, that is consistent with applicable law and accomplishes, as nearly as possible, the original intention of the Parties with respect thereto. To the fullest extent permitted by applicable law, each Party hereby waives any provision of law that would render any provision hereof prohibited or unenforceable in any respect.

17. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to rules of conflict of laws. The Parties hereby agree to designate San Francisco, California as the appropriate venue for any litigation relating to this Agreement.

18. NOTICES. All notices or other communications that are required or permitted hereunder shall be in writing and delivered personally, sent by facsimile (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

            If to AB:         Applied Biosystems
                              850 Lincoln Centre Drive
                              Foster City, CA 94404
                              Attention:  Vice President, Intellectual Property,
                              Legal Department
                              Fax No. (650) 638-6677


            If to Xtrana:     Xtrana, Inc.
                              590 Burbank Street, Suite 205
                              Broomfield, Colorado 80020
                              Attention: J. Timothy Dahltorp,
                              Chief Executive Officer
                              Fax No. (303) 466-3323

            With a copy to:   Stubbs Alderton & Markiles, LLP
                              15821 Ventura Blvd., Suite 525
                              Encino, CA  91436
                              Attention: Scott Alderton
                              Fax No. (818) 444-4520

         or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such communication shall be deemed to have been given (i) when delivered, if personally delivered or sent by telecopier on a business day, (ii) on the business day after dispatch, if sent by nationally-recognized overnight courier, and (iii) on the third business day following the date of mailing, if sent by mail. It is understood and agreed that this Section is not intended to govern the day-to-day business communications necessary between the Parties in performing their duties, in due course, under the terms of this Agreement.

19. ENTIRE AGREEMENT; MODIFICATIONS. This Agreement sets forth and constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof and all prior agreements, understanding, promises and representations, whether written or oral, with respect thereto are superseded hereby. Each Party confirms that it is not relying on any representations or warranties of the other Party except for the representations or warranties specifically set forth in this Agreement. No amendment, modification, release or discharge hereof shall be binding upon the Parties unless in writing and duly executed by authorized representatives of both Parties.

20. CONSTRUCTION. Except where the context otherwise requires, wherever used, the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders and the word "or" is used in the inclusive sense. The captions and headings of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. Both Parties been represented by counsel and have participated equally in the formation of this Agreement; the language of this Agreement shall not be presumptively construed against either Party.

21. RELATIONSHIP OF THE PARTIES. It is expressly agreed that the Parties are independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency.

22. EQUITABLE RELIEF. Notwithstanding anything herein to the contrary, nothing in this Agreement shall preclude either Party from seeking interim or provisional relief, in the form of a temporary restraining order, preliminary injunction or other interim equitable relief as necessary to protect the interests of such Party.

23. WAIVER. The waiver by either Party hereto of any right hereunder or the failure to perform or a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.

24. COUNTERPARTS. This Agreement may be executed (including via facsimile or other electronic means of transmitting signed copies) in mutliple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

25. NO BENEFIT TO THIRD PARTIES. Except for the rights in Section 10, which are for the express benefit of the indemnitees identified therein, the representations, warranties, covenants, rights and obligations set forth in this Agreement are for the sole benefit of the Parties and their successors and permitted assigns, and they shall not be construed as conferring any rights on any other third parties.

26. SUCCESSORS AND ASSIGNS. This Agreement and the other Transaction Documents will apply to, be binding in all respects upon, and inure to the benefit of the successors and assigns of the parties.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

APPLERA CORPORATION, THROUGH ITS
APPLIED BIOSYSTEMS GROUP                    XTRANA, INC.

BY:      /s/ MICHAEL W. HUNKAPILLER   BY:       /S/ TIMOTHY DAHLTORP
         --------------------------            ---------------------------------
NAME:    Michael W. Hunkapiller       NAME:    Timothy Dahltorp
TITLE:   Senior Vice President        TITLE:   Chief Executive Officer

                                   APPENDIX B




                                  XTRANA, INC.
                    PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned, a stockholder of XTRANA, INC., a Delaware corporation, (the "Company") hereby appoints Michael D. Bick, Ph.D., and Timothy Dahltorp, or either one of them, as the proxy of the undersigned, each with full power of substitution, to attend, vote and act for the undersigned at the Company's Special Meeting of Stockholders (the "Special Meeting"), including, without limitation to act on behalf of the undersigned to adjourn the Special Meeting for the purposes of soliciting additional proxies or allowing additional time for the satisfaction of conditions of the Sale of Assets (defined below), to be held on March 24, 2004, and at any of its postponements or adjournments, to vote and represent all of the shares of the Company which the undersigned would be entitled to vote, as follows:

The Board of Directors recommends a vote FOR the proposal listed below.

         1. To approve the sale of the Company's intellectual property to the Applied Biosystems Group of Applera Corporation ("Applera") pursuant to the Assignment Agreement entered into on January 26, 2004, by and between Applera and the Company (the "Sale of Assets").

               ____ FOR             ____ AGAINST         ____ ABSTAIN

         The undersigned hereby revokes any other proxy to vote at the Special Meeting, and hereby ratifies and confirms all that the proxy holder may lawfully do by virtue hereof. As to any other business that may properly come before the Special Meeting and any of its postponements or adjournments, the proxy holder is authorized to vote in accordance with its best judgment.

         This Proxy will be voted in accordance with the instructions set forth above. This Proxy will be treated as a GRANT OF AUTHORITY TO VOTE FOR the approval of the Sale of Assets pursuant to the Assignment Agreement unless otherwise directed. If any business is presented at the Special Meeting, this Proxy confers authority to and shall be voted in accordance with the recommendations of the proxies.

         The undersigned acknowledges receipt of a copy of the Notice of Special Meeting and accompanying Proxy Statement dated February [ ], 2004, relating to the Special Meeting.


                                        Date:  ___________________________, 2004

                                        ----------------------------------------

                                        ----------------------------------------
                                                  Signature(s) of Stockholder(s)
                                                        (See Instructions Below)

         The signature(s) hereon should correspond exactly with the name(s) of the stockholder(s) appearing on the Stock Certificate. If stock is jointly held, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporation name, and give title of signing officer.

           |_| Please indicate by checking this box if you anticipate
                         attending the Special Meeting.

                PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE